EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
ANNOUNCES RECORD FOURTH
QUARTER AND FISCAL 2004 RESULTS

          Rockford, Michigan, February 2, 2005 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings for its fourth quarter and 2004 fiscal year, marking its fourth consecutive year of record results.

          The Company achieved record revenue totaling $991.9 million for its 2004 fiscal year ended on January 1, 2005, an 11.6 percent increase over 2003 revenue of $888.9 million. For the fourth quarter of 2004, the Company reported revenue of $307.4 million, an 8.7 percent increase over fourth quarter 2003 revenue of $282.8 million. Earnings per share, on a pre-split basis, for fiscal 2004 grew to $1.64, a 29.1 percent increase over the $1.27 per share reported in 2003. Fourth quarter 2004 earnings per share increased to $0.52, a 13.0 percent increase over fourth quarter 2003 earnings per share of $0.46.

          Adjusting for the Company's 3-for-2 stock split which becomes effective today, post-split earnings per share for fiscal 2004 and the fourth quarter were $1.09 and $0.34 respectively.

          "Wolverine World Wide had an exceptional 2004 as evidenced by the Company's strong financial performance," stated Timothy J. O'Donovan, the Company's President and CEO. "All of our operating groups experienced double-digit profit improvements during the year with the Merrell business leading the way as it achieved strong double-digit sales gains and was the top earnings producer for the business.

          "Our success in 2004 went well beyond our financial results. From Merrell Continuum to Wolverine MultiShox, we enhanced the market positions of our brands with some of the freshest and most innovative products in the industry. Sebago was successfully integrated into the business with a complete retooling of its product offerings and brand marketing. Globally, we've never been stronger, as illustrated by the gains in market share for the Hush Puppies, Merrell and CAT footwear brands. The Company's European initiatives gained further traction with strong double-digit revenue gains as we continued to capitalize on the service advantages of our European infrastructure.

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Q4/YE 2004	page 2

          "I am also pleased to announce actions taken in the first quarter of 2005 that will continue to expand our reach in Canada and Europe. In Canada, we transitioned the Wolverine Boots and Shoes and CAT Footwear businesses from a distributor model to an owned-wholesale business. We now directly wholesale all of our major brands in Canada and are one of the largest footwear marketers in this important region. In Europe, we acquired the Merrell distributor businesses in both Sweden and Finland, consistent with our planned strategy of expanding our owned-wholesale operations in the pan-European market. These acquisitions, while relatively limited in scope, leverage existing international resources and provide a foundation for future growth."

          "For fiscal 2004, all branded operating groups showed significant sales growth and the financial strength of the business has never been better," reported the Company's CFO, Stephen L. Gulis Jr. "We generated a record level of cash from operating activities, approximately $105 million, and our key financial ratios and metrics improved during the year. This financial performance culminated with our recent announcement of a 3-for-2 stock split and 50 percent dividend increase."

          O'Donovan concluded, "Our 2004 year-end backlog is up more than 13 percent over prior year-end levels. This solid backlog position is a testament to the strength of the product initiatives across all of our brands and the retailer and consumer excitement surrounding our Spring/Summer product offerings. Looking ahead to 2005, we are one step closer to realizing our vision of becoming the world's premier non-athletic footwear company as we anticipate crossing the $ 1.0 billion mark in revenue for the first time in the Company's history.

          "We are increasing our previously stated 2005 estimates of revenue by $5.0 million to a range of $1.040 to $1.060 billion and are increasing pre-split earnings per share by $.02 per share to a range of $1.79 to $1.86. These estimates are in line with our previously stated long-term financial objectives of growing revenue in the mid to upper single-digit range and generating double-digit earnings per share growth. On a post-split basis, 2005 earnings per share estimates range from $1.19 to $1.24. These estimates do not include the effect of accounting changes which require the expensing of stock options and do not reflect any impact from the potential repatriation of foreign earnings under the American Jobs Creation Act of 2004."

          The Company will host a conference call at 10:00 a.m. EST today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through February 16, 2005.

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Q4/YE 2004	page 3

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and slippers. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also markets footwear under popular licensed brands including CAT®, Harley-Davidson® and Stanley®. The Company's products are carried by leading retailers in the U.S. and are distributed internationally in over 140 countries. For additional information, please visit our website, www.wolverineworldwide.com.

          This press release contains forward-looking statements, including those relating to 2005 sales and earnings, order backlog and re-orders. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in consumer preferences or spending patterns; cancellation of future orders; changes in planned customer demand or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; integration and operations of newly acquired businesses; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; changes in duty structures in countries of import and export; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except share and per share data)

	4th Quarter Ended		Fiscal Year Ended
	January 1, 2005	January 3, 2004	January 1, 2005	January 3, 2004
	(16 weeks)	(17 weeks)	(52 weeks)	(53 weeks)

Revenue	$307,368	$282,830	$991,909	$888,926
Cost of products sold	192,364	177,876	617,774	562,338
Gross profit	115,004	104,954	374,135	326,588

Selling and administrative expenses	84,284	78,523	274,125	246,652
Operating profit	30,720	26,431	100,010	79,936

Interest expense	749	1,669	3,245	5,474
Other income	(462)	(1,187)	(305)	(686)
	287	482	2,940	4,788
Earnings before income taxes
and minority interest	30,433	25,949	97,070	75,148
Income taxes	9,590	7,318	30,879	23,262

Earnings before minority interest	20,843	18,631	66,191	51,886
Minority interest	134	23	253	170
Net earnings	$20,709	$18,608	$65,938	$51,716

Diluted earnings per share (pre-split)	$.52	$.46	$1.64	$1.27
Diluted earnings per share (post-split)	$.34	$.31	$1.09	$.85

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	January 1, 2005	January 3, 2004
ASSETS:
Cash & cash equivalents	$72,172	$55,356
Receivables	150,295	146,879
Inventories	183,912	164,904
Other current assets	23,619	19,497
Total current assets	429,998	386,636
Plant & equipment, net	94,930	96,007
Other assets	113,786	111,119
Total Assets	$638,714	$593,762
LIABILITIES & EQUITY:
Current maturities on long-term debt	$11,735	$16,020
Accounts payable and other accrued liabilities	97,658	69,746
Total current liabilities	109,393	85,766
Long-term debt	32,169	43,903
Other non-current liabilities and minority interest	38,861	33,999
Stockholders' equity	458,291	430,094
Total Liabilities & Equity	$638,714	$593,762